                                                                 Exhibit 99.4
REVOCABLE PROXY

                               CENTENNIAL BANCORP
                        SPECIAL MEETING OF SHAREHOLDERS

                                NOVEMBER 6, 2002

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Richard C. Williams and Ted R. Winnowski, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of Centennial Bancorp at the special meeting to be held on November 6, 2002, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:


(CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE.)

     YOU CAN NOW ACCESS YOUR CENTENNIAL BANCORP SHAREHOLDER ACCOUNT ONLINE.

Access your Centennial Bancorp shareholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for Centennial Bancorp, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

- View account status                     - View payment history for dividends
- View certificate history                - Make address changes
- View book-entry information             - Obtain a duplicate 1099 tax form
                                          - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.

- SSN
- PIN
- Then click on the ESTABLISH PIN button

PLEASE BE SURE TO REMEMBER YOUR PIN, OR MAINTAIN IT IN A SECURE PLACE FOR FUTURE REFERENCE.

STEP 2: LOG IN FOR ACCOUNT ACCESS
You are now ready to log in. To access your account please enter your:

- SSN
- PIN
- Then click on the SUBMIT button

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU WILL NOW BE ASKED TO SELECT THE APPROPRIATE ACCOUNT.

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

- Certificate History

- Book-Entry Information

- Issue Certificate

- Payment History

- Address Change

- Duplicate 1099

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                      9AM-7PM MONDAY-FRIDAY EASTERN TIME.

                                                               Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example


1. AGREEMENT AND PLAN OF REORGANIZATION.         FOR AGAINST ABSTAIN
   If approved, Centennial Bancorp will merge    [ ]   [ ]    [ ]        The shares represented by this proxy will be
   with and into Umpqua Holdings Corporation,                            voted as specified above, but if no
   and Centennial shareholders will be entitled                          specification is made, this proxy will be
   to elect to receive 0.5343 of a share of                              voted FOR the Agreement and Plan of
   Umpqua common stock or $9.35 in cash for                              Reorganization. The proxies may vote in
   each share of Centennial common stock held.                           their discretion as to other matters that
                                                                         may come before the meeting.



2. OTHER MATTERS. At the discretion of the proxy holders, on such other business as may properly come before the meeting and any adjournments or postponements thereof.



















Signature___________________   Signature____________________   Dated____________,2002

--------------------------------------------------------------------------------
                        - DETACH HERE FROM PROXY CARD. -

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

   INTERNET AND TELEPHONE VOTING ARE AVAILABLE THROUGH 4 PM EASTERN TIME,
                               NOVEMBER 5, 2002.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

         INTERNET
HTTP://WWW.EPROXY.COM/CEBC

Use the internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

  TELEPHONE
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.